Exhibit 10.2

FIRST AMENDMENT TO LEASE

(Symmetricom / Nexus)

THAT CERTAIN LEASE dated June 10, 1996 (the “Lease”), by and between NEXUS EQUITY II LLC, a California limited liability company, as successor in interest to Nexus Equity, Inc., a California corporation (“Landlord”), and SYMMETRICOM, INC., a California corporation (“Tenant”), for approximately 117,739 square feet of space in a building constructed on real property located in the City of San Jose, County of Santa Clara, California, legally described as Parcel 2 of Parcel Map filed with the Santa Clara County Recorder on December 6, 1995, in Book 671 of Maps, Pages 40 and 41, is amended as follows as of October 27, 2005:

1.             Basic Annual Rent.    Commencing December 1, 2005, Basic Annual Rent for the Premises shall be reduced to $1,674,240, and Monthly Installments of Basic Annual Rent shall be reduced to $139,520, subject to Section 6.1 of the Lease commencing on April 15, 2006.

2.             Term Expiration Date.    The Term Expiration Date of the Lease shall be extended to April 15, 2016.

In all other respects, the Lease shall remain in full force and effect as originally written.

Terms with an initial capital letter which are not defined herein shall have the meanings given them in the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to Lease effective October 27, 2005.

LANDLORD:

NEXUS EQUITY II LLC
A California Limited Liability Company

By:	Nexus Properties, Inc.
A California corporation
Its Manager

	By:	/s/ R. Darrell Gary
R. Darrell Gary, President

TENANT:

SYMMETRICOM, INC.
A California corporation

By:	/s/	William Slater
	Name:	William Slater
	Title:	CFO